UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2012

Green Plains Renewable Energy, Inc.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction

of incorporation)

001-32924	84-1652107
(Commission file number)	(IRS employer identification no.)

450 regency Pkwy, Ste. 400, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 28, 2012, Green Plains Renewable Energy, Inc. (the “Company”) entered into a Stock Repurchase Agreement (the “Agreement”) with affiliates of NTR plc, Greenstar Investments LLC and Greenstar North America Holdings, Inc. (together, the “Selling Shareholder”). Pursuant to the terms of the Agreement, the Company is obligated to purchase from the Selling Shareholder 3.7 million shares of the Company’s common stock, subject to certain conditions (the “Repurchase”). In a separate transaction, the Selling Shareholder intends to sell an additional 3,000,000 shares of the Company’s common stock to the public in a registered offering pursuant to the Company’s existing shelf registration statement on Form S-3 (the “Public Offering”). The Selling Shareholder has also granted the underwriter a 30-day option to purchase an additional 450,000 shares of the Company’s stock. Jefferies & Company, Inc. is acting as sole bookrunner of the proposed Public Offering. The Company is repurchasing the shares from the Selling Shareholder at the same price that the underwriter is purchasing shares in the Public Offering, but subject to a maximum repurchase price. The Company will purchase 1,000,000 shares with cash and issue a one-year note bearing 5% interest per annum for the remaining 2,700,000 shares. The note is secured by the shares being repurchased and the Company’s interest in Green Plains Shenandoah, LLC. The Company’s repurchase from the Selling Shareholder is conditioned on the successful sale of shares in the proposed Public Offering and the Company expects its purchase to occur on the third business day following the closing of the Public Offering.

NTR, plc is currently the Company’s largest shareholder with 7,727,653 shares of common stock, or over 23% of the outstanding common stock of the Company. In addition, Michael McNicholas, a member of the Company’s Board of Directors (the “Board”), serves as Chief Executive Officer of NTR plc. Upon the closing of Repurchase, Mr. McNicholas will resign from the Board. Upon completion of the Public Offering and Repurchase, NTR is expected to control, assuming no exercise of the underwriter’s option to purchase additional shares, approximately 1.0 million shares, or approximately 3.5%, of the Company’s outstanding common stock.

On February 29, 2012, the Company issued a press release regarding the Public Offering and the Repurchase. A copy of this press release is attached hereto at Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to Item 1.01, which disclosure in incorporate herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Number	Description
99.1	Press release, dated February 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Renewable Energy, Inc.

Date: February 29, 2012	By:	/s/ Jerry L. Peters
Jerry L. Peters Chief Financial Officer
(Principal Financial Officer)

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